EXHIBIT 99.1

3D Systems Reports Fourth Quarter and Full Year 2018 Financial Results

ROCK HILL, S.C., Feb. 28, 2019 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE: DDD) announced today its financial results for the fourth quarter ended December 31, 2018.

For the fourth quarter of 2018, the company reported two percent revenue growth to $180.7 million compared to $177.3 million in the fourth quarter of the previous year with 17 percent higher printer revenue on 113 percent increase in printer unit sales, 16 percent growth in healthcare solutions and three percent growth in software. The company reported a GAAP loss of $0.04 per share in the fourth quarter of 2018, including a $4.9 million tax benefit related to the release of reserves resulting from the expiration of open tax periods, compared to a GAAP loss of $0.08 per share in the fourth quarter of 2017. The company reported non-GAAP earnings of $0.10 per share in the fourth quarter of 2018, including the tax benefit, compared to non-GAAP earnings of $0.05 per share in the fourth quarter of 2017.

For the full year 2018, revenue increased six percent to $687.7 million compared to $646.1 million in 2017, driven by 25 percent printer revenue growth on a 76 percent increase in printer unit sales, one percent growth in materials, five percent growth in software, two percent growth in on demand manufacturing and 20 percent growth in healthcare solutions. The company reported a GAAP loss of $0.41 per share for the full year 2018 compared to a loss of $0.59 per share in the prior year, and reported non-GAAP earnings of $0.15 per share for the full year 2018 compared to a non-GAAP loss of $0.02 per share in the prior year.

"We are pleased with our continued strong growth in printer revenue and units across platforms, in both plastics and metals, as well as continued growth in healthcare and software solutions. We are also pleased with the significant portfolio enhancements we made throughout 2018, our improved execution and the cost structure opportunities available to us as we enter 2019," commented Vyomesh Joshi (VJ) president and chief executive officer, 3D Systems.

The company reported GAAP gross profit margin of 45.7 percent during the fourth quarter compared to 48.2 percent in the fourth quarter of 2017. For the full year, gross profit margin remained flat compared to the prior year, with GAAP gross profit margin of 47.2 percent. Supply chain efficiencies and cost improvements were offset by the impact of sales mix, costs to launch and ramp new products and lower on demand manufacturing gross profit margins.

For the fourth quarter of 2018, GAAP and non-GAAP operating expenses decreased two percent compared to the prior year. GAAP operating expenses were $89.6 million compared to $91.2 million in the fourth quarter of the prior year. The company made significant investments in new product development and launches, IT infrastructure, go-to-market and operational improvements, particularly in the first half of the year, while cost reduction actions began to show results in the second half of 2018. For the full year, the company reported a two percent increase in GAAP operating expenses and a four percent increase in non-GAAP operating expenses compared to the prior year.

"With multiple 2018 product launches now behind us, we are shifting our investment focus to materials innovations and software growth opportunities,” commented John McMullen, executive vice president and chief financial officer. “We are very focused on reducing our cost structure and driving cash generation during 2019.”

The company generated $7.7 million of cash from operations in the fourth quarter and generated $4.8 million of cash from operations during fiscal year 2018. The company, ended the year with $110.0 million of unrestricted cash on hand, including $25 million of proceeds from the company's revolving credit facility.

“We have made significant progress in our turn around and transformation work for the company. Our improved operational foundation, execution and unmatched portfolio focused on production solutions, position the company very well to drive continued and increasingly profitable growth in 2019 and beyond,” concluded Joshi.

Q4 2018 Conference Call and Webcast
The company expects to file its Form 10-K for the quarter ended December 31, 2018 with the Securities and Exchange Commission on February 28, 2019. 3D Systems also plans to hold a conference call and simultaneous webcast to discuss these results on Thursday, February 28, 2019, at 4:30 p.m. Eastern Time.

Date: Thursday, February 28, 2019
Time: 4:30 p.m. Eastern Time
Listen via Internet: www.3dsystems.com/investor
Participate via telephone:
Within the U.S.:  1-877-407-8291
Outside the U.S.:  1-201-689-8345

A replay of the webcast will be available approximately two hours after the live presentation at www.3dsystems.com/investor.

Forward-Looking Statements
Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward looking statements can be identified by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology.  Forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company.  The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as the date of the statement. 3D Systems undertakes no obligation to update or review any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise.

Presentation of Information in This Press Release
To facilitate a better understanding of the impact that strategic acquisitions, non-recurring charges and certain non-cash expenses had on its financial results, the company reported non-GAAP measures excluding the impact of amortization of intangibles, non-cash interest expense, acquisition and severance expenses, stock-based compensation expense, litigation settlements and charges related to strategic decisions and portfolio realignment. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

About 3D Systems
3D Systems provides comprehensive 3D products and services, including 3D printers, print materials, on-demand manufacturing services and digital design tools. Its ecosystem supports advanced applications from the product design shop to the factory floor to the operating room. 3D Systems’ precision healthcare capabilities include simulation, Virtual Surgical Planning, and printing of medical and dental devices as well as patient-specific surgical instruments. As the originator of 3D printing and a shaper of future 3D solutions, 3D Systems has spent its 30 year history enabling professionals and companies to optimize their designs, transform their workflows, bring innovative products to market and drive new business models.

More information on the company is available at www.3dsystems.com

Tables Follow

3D Systems Corporation
Consolidated Balance Sheets

(in thousands, except par value)	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$109,998	$136,344
Accounts receivable, net of reserves — $8,423 (2018) and $10,258 (2017)	126,618	129,879
Inventories	133,161	103,903
Insurance proceeds receivable	—	50,000
Prepaid expenses and other current assets	27,697	18,296
Total current assets	397,474	438,422
Property and equipment, net	107,718	97,521
Intangible assets, net	68,275	98,783
Goodwill	221,334	230,882
Deferred income tax asset	4,217	4,020
Other assets, net	26,814	27,136
Total assets	$825,832	$896,764
LIABILITIES AND EQUITY
Current liabilities:
Current portion of capitalized lease obligations	$654	$644
Accounts payable	66,722	55,607
Accrued and other liabilities	59,265	65,899
Accrued litigation settlement	—	50,000
Customer deposits	4,987	5,765
Deferred revenue	32,432	29,214
Total current liabilities	164,060	207,129
Long-term debt	25,000	—
Long-term portion of capitalized lease obligations	6,392	7,078
Deferred income tax liability	6,190	8,983
Other liabilities	39,331	48,754
Total liabilities	240,973	271,944
Redeemable noncontrolling interests	8,872	8,872
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, authorized 220,000 shares; issued 118,650 (2018) and 117,025 (2017)	117	115
Additional paid-in capital	1,355,503	1,326,250
Treasury stock, at cost — 2,946 shares (2018) and 2,219 shares (2017)	(15,572)	(8,203)
Accumulated deficit	(722,701)	(677,772)
Accumulated other comprehensive loss	(38,978)	(21,536)
Total 3D Systems Corporation stockholders' equity	578,369	618,854
Noncontrolling interests	(2,382)	(2,906)
Total stockholders’ equity	575,987	615,948
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$825,832	$896,764

3D Systems Corporation
Consolidated Statements of Operations

	Quarter ended December 31,		Year ended December 31,
(in thousands, except per share amounts)	2018	2017	2018	2017
Revenue:
Products	$113,062	$102,349	$429,215	$391,596
Services	67,650	74,915	258,445	254,473
Total revenue	180,712	177,264	687,660	646,069
Cost of sales:
Products	61,731	52,758	229,793	216,446
Services	36,428	39,048	133,473	124,784
Total cost of sales	98,159	91,806	363,266	341,230
Gross profit	82,553	85,458	324,394	304,839
Operating expenses:
Selling, general and administrative	66,062	68,195	272,287	264,185
Research and development	23,510	22,966	95,298	94,627
Total operating expenses	89,572	91,161	367,585	358,812
Loss from operations	(7,019)	(5,703)	(43,191)	(53,973)
Interest and other expense, net	(1,172)	(3,425)	(37)	(3,548)
Loss before income taxes	(8,191)	(9,128)	(43,228)	(57,521)
Provision for income taxes	(4,051)	971	2,035	7,802
Net loss	(4,140)	(10,099)	(45,263)	(65,323)
Less: net income (loss) attributable to noncontrolling interests	(4)	35	242	868
Net loss attributable to 3D Systems Corporation	$(4,136)	$(10,134)	$(45,505)	$(66,191)

Net loss per share available to 3D Systems Corporation common stockholders - basic and diluted	$(0.04)	$(0.08)	$(0.41)	$(0.59)

3D Systems Corporation
Consolidated Statements of Cash Flows

	Years ended December 31,
(in thousands)	2018	2017
Cash flows from operating activities:
Net loss	$(45,263)	$(65,323)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	59,293	62,041
Stock-based compensation	29,253	27,260
Lower of cost or market adjustment	—	12,883
Impairment of assets	1,998	2,427
Provision for bad debts	1,824	1,051
Provision for deferred income taxes	(2,990)	(5,567)
Changes in operating accounts, net of acquisitions:
Accounts receivable	599	3,987
Inventories	(34,035)	(17,716)
Prepaid expenses and other current assets	40,922	(49,834)
Accounts payable	11,559	12,448
Accrued and other current liabilities	(50,234)	50,209
All other operating activities	(8,130)	(7,739)
Net cash provided by operating activities	4,796	26,127
Cash flows from investing activities:
Cash paid for acquisitions, net of cash assumed	—	(34,291)
Purchases of property and equipment	(40,694)	(30,881)
Additions to license and patent costs	(970)	(1,159)
Proceeds from disposition of property and equipment	333	273
Purchase of noncontrolling interest	—	(2,250)
Other investing activities	(496)	(2,351)
Net cash used in investing activities	(41,827)	(70,659)
Cash flows from financing activities:
Proceeds from short-term debt	25,000	—
Payments related to net-share settlement of stock-based compensation	(7,367)	(5,545)
Payments on earnout consideration	(2,675)	(3,206)
Repayment of capital lease obligations	(694)	(437)
Net cash provided by (used in) financing activities	14,264	(9,188)
Effect of exchange rate changes on cash and cash equivalents	(3,145)	5,303
Net (decrease) in cash and cash equivalents	(25,912)	(48,417)
Cash, cash equivalents and restricted cash at the beginning of the period (a)	136,831	185,248
Cash, cash equivalents and restricted cash at the end of the period (a)	$110,919	$136,831

(a) The amounts for cash and cash equivalents shown above include restricted cash of $921, $487 and, $301 as of December 31, 2018,  2017 and 2016, respectively, which were included in other assets, net, in the Consolidated Balance Sheets.

3D Systems Corporation
Loss Per Share

	Quarter ended December 31,		Years ended December 31,
(in thousands, except per share amounts)	2018	2017	2018	2017
Numerator for basic and diluted net loss per share:
Net loss attributable to 3D Systems Corporation	$(4,136)	$(10,134)	$(45,505)	$(66,191)

Denominator for basic and diluted net loss per share:
Weighted average shares	113,016	111,817	112,327	111,554

Net loss per share, basic and diluted	$(0.04)	$(0.08)	$(0.41)	$(0.59)

3D Systems Corporation
Unaudited Reconciliations of GAAP to Non-GAAP Measures

	Quarter Ended December 31,		Years ended December 31,
(in millions, except per share amounts)	2018	2017	2018	2017
GAAP Net loss attributable to 3D Systems Corporation	$(4,136)	$(10,134)	$(45,513)	$(66,200)
Adjustments:
Amortization, stock-based compensation & other [1]	13,883	15,100	58,682	62,900
Legal and acquisition-related [2]	86	(1,400)	(2,026)	(100)
Cost optimization plan [3]	1,538	—	3,958	—
Impairment of cost-method investments [4]	—	1,700	1,373	1,700
Non-GAAP net income attributable to 3D Systems Corporation	$11,371	$5,266	$16,474	$(1,700)
Non-GAAP net income per share available to 3D Systems common stock holders - basic and diluted [5]	$0.10	$0.05	$0.15	$(0.02)

1 For the quarter ended December 31, 2018, the adjustment included $(0.2) in COGS and $14.1 in SG&A. For the quarter ended December 31, 2017, the adjustment included $0.1 in COGS and $15.0 in SG&A. For the twelve months ended December 31, 2018, the adjustment included $0.1 in COGS and $58.6 in SG&A. For the twelve months ended December 31, 2017, the adjustment included $0.4 in COGS and $62.5 in SG&A.
2 For the quarter ended December 31, 2018, the adjustment included $0.6 in COGS $(1.0) in SG&A and $0.5 in interest and other income (expense), net. For the quarter ended December 31, 2017, the adjustment included ($1.4) in SG&A. For the twelve months ended December 31, 2018, the adjustment included $0.6 in COGS, $(1.7) in SG&A and $(0.9) in interest and other income (expense), net. For the twelve months ended December 31, 2017, the adjustment included $(0.3) in SG&A and $0.2 in interest and other income (expense), net.
3 For the quarter ended December 31, 2018, the adjustment included $0.7 in COGS and $0.8 in SG&A. For the twelve months ended December 31, 2018, the adjustment included $1.1 in COGS, $2.4 in SG&A, and approximately $0.5 in R&D.
4 The Company has minority investments of less than 20% ownership in enterprises that benefit from, or are powered by its technology portfolio. The value of each of these investments is assessed periodically, and impairment recorded when required. For the quarter and twelve months ended December 31, 2017, the adjustment included $1.7 in interest and other income (expense), net. The Company excluded this amount as it is not related to on-going operations, and intends to exclude these impairment amounts from non-GAAP net income going forward.
5 Denominator based on weighted average shares used in the GAAP EPS calculation.

Investor Contact: Stacey Witten
investor.relations@3dsystems.com

Media Contact: Nicole York
press@3dsystems.com